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                                                                  Exhibit 3

GE

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                              GENERAL ELECTRIC COMPANY

                      Certificate of Incorporation and By-laws

                         (As amended through April 28, 1997)
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                                  TABLE OF CONTENTS

                            CERTIFICATE  OF INCORPORATION

                                                                    Page
SECTION        1.       Name........................................   3
SECTION        2.       Purposes....................................   3
SECTION        3.       Authorized Shares...........................   4
SECTION        4.       Office......................................   5
SECTION        5.       By-laws.....................................   5
SECTION        6.       Directors...................................   5
SECTION        7.       Agent for Process...........................   5

                                       BY-LAWS

ARTICLE        I.       Office......................................   6
ARTICLE       II.       Directors...................................   6
ARTICLE      III.       Committees of Directors.....................   7
ARTICLE       IV.       Officers....................................   7
ARTICLE        V.       Removal of Officers and Employees...........   9
ARTICLE       VI.       Vacancies...................................   9
ARTICLE      VII.       Meetings of Shareholders....................  10
ARTICLE     VIII.       Stock and Transfer..........................  10
ARTICLE       IX.       Examination of Books........................  11
ARTICLE        X.       Engineering Decisions and Activities........  11
ARTICLE       XI.       Indemnification.............................  11
ARTICLE       XII.      Amendments of By-laws.......................  12
ARTICLE     XIII.       Emergency By-law............................  12


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                            CERTIFICATE OF INCORPORATION
                                         OF
                             GENERAL ELECTRIC COMPANY *

Section 1. NAME
  The name of the corporation is General Electric Company.

Section 2. PURPOSES
  The purposes of the corporation are as follows:

      A. To manufacture, process, construct, develop, assemble, and produce in any way, to sell, lease, supply, and distribute in any way, to purchase, lease, mine, extract, and acquire in any way, to own, operate, experiment with, deal in, service, finance, and use in any way, equipment, apparatus, appliances, devices, structures, materials, processes, information, tangible and intangible property, services and systems of every kind, nature and description:
            (1) for any electrical, or energy-conversion, application or purpose, including but not limited to the production, transmission, distribution, storage, regulation, control and use in any manner of electricity, or in any way connected with or deriving from any electrical, or energy-conversion, application or purpose, and,
            (2) for any other application or purpose, whatsoever, including but not limited to industrial, utility, consumer, defense, governmental, scientific, educational, cultural, financial, recreational, agricultural, transportation, construction, mining, and communication applications or purposes.

      B. To conduct studies and research and development, and to engage in any other activity relating to the development, application, and dissemination of information concerning science, technology, and other fields of endeavor.

      C. To acquire by purchase, subscription or otherwise all or part of any interest in the property, assets, business, or good will of any

------------------------------
[FN]
* Text of Certificate of Incorporation as set forth in Restated Certificate of Incorporation filed by the Department of State of New York on April 30, 1965. Section 3.A was subsequently amended on April 29, 1971, to change the authorized number of common shares from 105,000,000 shares with a par value of $5 to 210,000,000 shares with a par value of $2.50; on December 20, 1976, to change the authorized number of common shares, par value $2.50, from 210,000,000 shares to 251,500,000 shares; on April 28, 1983, to change the authorized number of common shares, par value $2.50, from 251,500,000 shares to 550,000,000 shares, par value $1.25; on April 23, 1987, to change the authorized number of common shares, par value $1.25, from 550,000,000 shares to 1,100,000,000 shares, par value $0.63, and to change the authorized number of preferred shares, par value $1, from 2,000,000 to 50,000,000 shares; on April 28, 1994, to change the authorized number of common shares, par value $0.63, from 1,100,000,000 shares to 2,200,000,000 shares, par value $0.32; and on April 28, 1997, to change the authorized number of common shares, par value $0.32, from 2,200,000,000 shares to 4,400,000,000 shares, par value $0.16. Section 3.C. relating to preemptive rights was added by amendment effective May 2, 1975. Section 6 relating to Directors was amended effective April 28, 1988, to limit their personal liability to the corporation and its shareholders and was amended again, effective June 15, 1993, to set the minimum number of directors at ten and remove the upper limit. General Electric Company was created by a Special Act of the New York Legislature, Chapter 323, Laws of 1892, effective April 15, 1892.

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   corporation, association, firm, or individual, and to dispose of, or otherwise deal with, such property, assets, business or good will.

      D. To engage in any activity which may promote the interests of the corporation, or enhance the value of its property, to the fullest extent permitted by law, and in furtherance of the foregoing purposes to exercise all powers now or hereafter granted or permitted by law, including the powers specified in the New York Business Corporation Law.

Section 3. AUTHORIZED SHARES

      A. General Authorization

      The aggregate number of shares which the corporation is authorized to issue is 4,450,000,000 shares, consisting of:
      (1) 4,400,000,000 shares of common stock having a par value of $0.16 per share; and
      (2) 50,000,000 shares of preferred stock having a par value of $1 per share.

      B. Preferred Stock

      (1) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this subsection B, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

            (a) The number of shares constituting that series and the distinctive designation of that series;
            (b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates;
            (c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;
            (d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
            (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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            (f)   The rights of the shares of that series in the event of
                  voluntary or involuntary liquidation, dissolution or winding up of the corporation;
            (g) Any other relative rights, preferences and limitations of that series.

      (2) Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the same dividend period.

      C. Preemptive Rights

      No present or future holder of any shares of the corporation of any class or series, whether heretofore or hereafter issued, shall have any preemptive rights with respect to (1) any shares of the corporation of any class or series, or (2) any other security of the corporation (including bonds and debentures) convertible into or carrying rights or options to purchase such shares.

Section 4. OFFICE

   The office of the corporation is located in the City of Schenectady, County of Schenectady, State of New York.

Section 5. BY-LAWS

   The by-laws may be amended or repealed, and new by-laws may be adopted, by the shareholders or the Board of Directors, except that the Board of Directors shall have no authority to amend or repeal any by-law which is adopted by the shareholders after April 20, 1948, unless such authority is granted to the Board by the specific provisions of a by-law adopted by the shareholders.

Section 6. DIRECTORS

   The Board of Directors of the corporation shall consist of not less than ten directors, the exact number to be determined pursuant to procedures set forth in the by-laws.
   A person who is or was a director of the corporation shall have no personal liability to the corporation or its shareholders for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such liability is imposed under the Business Corporation Law of the State of New York.

Section 7. AGENT FOR PROCESS

   The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of such process served upon him is Corporate Legal Operation, 1 River Road, Schenectady, New York 12305.

                                          5
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                                       BY-LAWS
                                         OF
                             GENERAL ELECTRIC COMPANY *
                                   --------------
                                      ARTICLE I

                                       OFFICE

The office of this Company shall be in the City of Schenectady, County of Schenectady, State of New York.

                                     ARTICLE II

                                      DIRECTORS

      A. The stock, property and affairs of this Company shall be managed by a Board of Directors consisting of not less than ten members. The number of Directors shall be such number, not less than the aforesaid minimum, as shall be determined by vote of a majority of the entire Board of Directors, except as the number of Directors for any year shall be fixed by the shareholders at any annual statutory meeting by a majority vote of the outstanding shares entitled to vote thereon. The Directors shall be elected each year, at the annual statutory meeting of the shareholders, to hold office until the next statutory meeting, and until their successors have been elected and have qualified. One-third of the number of Directors constituting the entire Board, as that number shall be determined from time to time, shall be a quorum for the transaction of business.

      B. Meetings of Directors

      1. The Board of Directors may fix the time or times and the place or places of regular and special meetings of the Board. Special meetings of the Directors also may be held at any time by order of the Chairman of the Board, or in the absence of the Chairman of the Board, by order of the President, if then a separate officer, or upon the written direction of two of the Directors.
      2 . Notice of each special meeting shall be mailed or telegraphed to each Director at his residence or place of business at least two days before the meeting and notice shall be deemed to be given at the time of mailing or delivery to a telegraph office for transmission, but the said two days' notice need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without

---------------------
[FN]
* As last amended and restated by Board of Directors on September 10, 1976, except for Article XI which was amended by shareholders on April 22, 1987, and the first two sentences of Article II, Section A, which were amended on June 15, 1993.

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            protesting prior thereto or at its commencement, the lack of notice to him. If the time and place of a regular meeting have not been fixed by the Board, notice of such meeting shall be given as in the case of a special meeting.
      3. The Board of Directors may prescribe an order of business for its meetings.
      4. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.
      5. Any one or more members of the Board of Directors or of any committee of the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.
      C. In respect to things not herein specially provided for, the Board of Directors may exercise the powers conferred on them by law.

                                     ARTICLE III

                               COMMITTEES OF DIRECTORS

   The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members, a Management Development and Compensation Committee, an Audit Committee, a Finance Committee, an Operations Committee, a Public Responsibilities Committee, a Technology and Science Committee, and other committees, each consisting of three or more directors, and each of which, to the extent provided in the applicable resolution, shall have all the authority of the Board to the fullest extent permitted by law. The Board may designate one or more directors as ex officio members of any such committee who may replace any absent member or members at any meeting of such committee.

                                     ARTICLE IV

                                      OFFICERS

      A. As determined by the Board of Directors, the officers of this Company shall include:
      1. A Chairman of the Board, who shall be chosen by the Directors from their own number. The Chairman of the Board shall be the Chief Executive Officer of the Company and in that capacity shall have general management, subject to the control of the Board of Directors, of the business of the Company, including

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            the appointment of all officers and employees of the Company for whose election or appointment no other provisions is made in these By-laws; he shall also have the power, at any time, to discharge or remove any officer or employee of the Company, subject to the action thereon of the Board of Directors, and shall perform all other duties appropriate to this office. The Chairman of the Board shall preside at all meetings of Directors, and he may at any time call any meeting of the Board of Directors; he may also at his discretion call or attend any meeting of any committee of the Board, whether or not a member of such committee.
      2. One or more Vice Chairmen of the Board, who shall also be chosen by the Directors from their own number. The Board may designate one or more of the Vice Chairmen to be Executive Officers of the Company accountable to the Chief Executive Officer.
      3. A President of the Company, who shall be chosen by the Directors from their own number. The office of President will normally be vested in the Chairman of the Board, provided, however, that in the discretion of the Board, the position of President may be established independent of, but accountable to, the Chairman during transition periods.
      4. Two or more Vice Presidents, one or more of whom may also be designated Executive Vice Presidents or Senior Vice Presidents accountable to the Chief Executive Officer.
      5. A Vice President-Finance, who shall be the principal financial officer of the Company, and who shall have such duties as the Board, by resolution, shall determine. In the absence or disability of the Vice President-Finance, the Chairman of the Board may designate a person to exercise the powers of such office.
      6. A Comptroller and a Treasurer who shall be officers of the Company. The Treasurer and Comptroller shall perform such duties as may be assigned by the Vice President-Finance. In the absence or disability of the Comptroller or Treasurer, the Chairman of the Board may designate a person to execute the powers of such office.
      7. A Secretary, who shall record in proper books to be kept for that purpose and have custody of the minutes of the meetings of the shareholders of the Company and of meetings of the Board of Directors and of committees of the Board (other than the Compensation Committee) and who shall be responsible for the custody and care of the seal of the Company. He shall attend to the giving and serving of all notices of the Company and perform such other duties as may be imposed upon him by the Board of Directors.

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   The Secretary may appoint an Associate Secretary and Attesting
Secretaries, each of whom shall have the power to affix and attest the corporate seal of the Company, and to attest the execution of documents on behalf of the Company and who shall perform such other duties as may be assigned by the Secretary; and in the absence or disability of the Secretary, the Associate Secretary may be designated by the Chairman to exercise the powers of the Secretary.
      8.    Such other officers as the Board may from time to time appoint.
      B. One person may hold two or more offices, except that no person shall simultaneously hold the offices of President and Secretary.
      C. All officers shall be elected by the Board of Directors for an initial term which shall continue until the first Board meeting following the next annual statutory meeting of shareholders, and thereafter all officers shall be elected for one-year terms; provided, however, that all officers shall serve at the pleasure of the Board. Officers shall exercise such powers and perform such duties as the Chief Executive Officer may from time to time direct, provided that these powers and duties are not inconsistent with any outstanding Board resolutions.
      D. In the event of the absence, incapacity, illness or the death of the Chairman of the Board, the President, if then a separate officer, shall assume the duties of the Chairman of the Board pending action by the Board of Directors; provided, however, that if there is not a separate President in office, the duties of the Chairman of the Board, pending action by the Board of Directors, shall be assumed by that Vice Chairman who is senior to the others in length of General Electric Company service.

                                      ARTICLE V

                          REMOVAL OF OFFICERS AND EMPLOYEES

      A. Any officer or employee of the Company may be at any time removed by the affirmative vote of at least a majority of the Board of Directors. In case of such removal the officer so removed shall forthwith deliver all the property of the Company in his possession, or under his control, to some person to be designated by the Board. Nothing herein contained shall limit the power of any officer to discharge any subordinate.
      B. The Board may at any time, in the transaction of business, temporarily delegate any of the duties of any officer to any other officer or person selected by it.

                                     ARTICLE VI

                                      VACANCIES

   Any vacancy occurring in the Board of Directors, or in any office, may be filled for the unexpired term by the Board of Directors.

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                                     ARTICLE VII

                              MEETINGS OF SHAREHOLDERS

   Meetings of shareholders may be held at such time and in such place within or without the State of New York as the Board of Directors may determine, and the annual statutory meeting required by Section 602(b) of the New York Business Corporation Law shall be held on the fourth Wednesday in April of each year, or as the Board of Directors may from time to time otherwise determine.
   Special meetings of the shareholders may be called by the Board, or upon the written request therefor of shareholders holding forty percent of the then issued stock of the Company, filed with the Secretary.
   The Board of Directors may prescribe an order of business for meetings of shareholders. The Chairman of the Board, or in his absence, the President, if then a separate officer, shall preside at meetings of the shareholders; provided, however, that the Board of Directors may for any meeting of shareholders designate another officer or officers to preside.

                                    ARTICLE VIII

                                 STOCK AND TRANSFER

      A. Certificates of stock, signed by the Chairman of the Board, or a Vice Chairman, or the President, if then a separate officer, or a Vice President and the Secretary or Treasurer, shall be issued to the shareholders. Such signatures may be facsimiles, engraved or printed, and in case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such before such certificate is issued, such certificate may be issued by the Company with the same effect as if that officer had not ceased to be such at the date of its issue.
      B. The stock shall be transferable only upon the books of the Company, by the holder thereof, in person, or by properly authenticated power of attorney.
      C. The Board of Directors or Executive Committee may appoint suitable agents in the City of New York and elsewhere, to facilitate transfers by shareholders under such regulations as the Board may from time to time prescribe. The transfer books may be closed by the Board for such periods as may be deemed advisable for dividend or other purposes.
      D. The Board of Directors or Executive Committee may appoint any Bank or Trust Company in the City of New York or elsewhere, to act as registrar of transfers of stock until otherwise ordered by the Board of Directors. After the appointment of any such registrar of transfers, no certificate thereafter issued for stock shall be binding upon the Company, or have any validity, unless countersigned by any such registrar of transfers, or by a successor of any such registrar appointed by the Board of Directors.


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   E. The Board of Directors may make such other and further regulations, with reference to the stock and its transfer, as to them may seem advisable from time to time.
   F. The Board of Directors may call a meeting or meetings of shareholders for the purpose of authorizing an increase of the stock of this Company, at such time or times as to the Board may seem advisable.

                                     ARTICLE IX

                                EXAMINATION OF BOOKS

   The Board of Directors may, by resolution, make regulations respecting the examination of the books of the Company by shareholders.

                                      ARTICLE X

                        ENGINEERING DECISIONS AND ACTIVITIES

   All engineering decisions made in a particular state pertaining to any project or engineering activities conducted by the Company in such state where so required by law, or where the Chief Executive Officer so directs, shall be made (a) by the employee of the Company who holds a certificate of registration as an engineer in such state and who has been specified by the Chief Executive Officer or the person designated by the Chief Executive Officer to make such specification, as the engineer in responsible charge of such project or engineering activities, or (b) by other responsible engineers under his direction or supervision.

                                     ARTICLE XI

                                   INDEMNIFICATION

      A. The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Company and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney's fees, incurred in connection with such action or proceeding or any appeal therein, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The benefits of this Paragraph A shall extend to the heirs and legal representatives of any person entitled to indemnification under this paragraph.
      B. The Company may, to the extent authorized from time to time by the Board of Directors, or by a committee comprised of members of the Board or members of management as the Board may designate for such purpose, provide indemnification to employees or agents of the Company who are not officers or directors of the Company with such scope and effect as determined by the Board, or such committee.
      C. The Company may indemnify any person to whom the Company is permitted by applicable law to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Paragraph C shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of shareholders or disinterested directors or otherwise.
      D. The right to indemnification conferred by Paragraph A shall, and any indemnification extended under Paragraph B or Paragraph C may, be retroactive to events occurring prior to the adoption of this Article XI, to the fullest extent permitted by applicable law.
      E. This Article XI may be amended, modified or repealed either by action of the Board of Directors of the Company or by the vote of the shareholders.

                                     ARTICLE XII

                                AMENDMENTS OF BY-LAWS

   These By-laws may be altered, amended or repealed, at any time, in the manner provided in the Certificate of Incorporation of this Company.

                                    ARTICLE XIII

                                  EMERGENCY BY-LAW

      A. This Emergency By-law shall become effective if the Defense

Council of New York, as constituted under the New York State Defense Emergency Act now in effect or as it may hereafter be amended from time to time, shall order the effectiveness of emergency By-laws of New York Corporations and shall cease to be effective when the Council shall so declare. This Emergency By-law may also become effective in the manner outlined in Section E of this Article.
      B. In the event this Emergency By-law shall become effective, the business of the Company shall continue to be managed by those members of the Board of Directors in office at the time the emergency arises who are available to act during the emergency. If less than three such Directors are available to act, additional Directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list established by the Board of Directors and in effect at the time an emergency arises.
      C. For the purposes of Sections B and D(3) of this Article, a Director shall be deemed unavailable to act if he shall fail to attend a Directors meeting called in the manner provided in Section D(l) of this Article. This section, however, shall not affect in any way the right of a Director in office at the time an emergency arises to continue as a Director.
      D. The Board of Directors shall be governed by the following basic procedures and shall have the following specific powers in addition to all other powers which it would otherwise have.
      1. Meetings of the Board of Directors may be called by any Director, or by the first available officer or employee in the order provided in the emergency succession list referred to in Section B of this Article, by mailing to all Directors written notice thereof at their residence or place of business at least two days before the meeting and by using other reasonably available means of communication in an effort to contact each Director.
      2. Three Directors shall constitute a quorum which may in all cases act by majority vote.
      3. If the number of Directors who are available to act shall drop below three, additional Directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list referred to in Section B of this Article.
      4. Additional Directors, beyond the minimum number of three Directors, but not more than three additional Directors, may be elected from any officers or employees on the emergency succession list referred to in Section B of this Article.
      5. Any Director, other than a Director in office at the time an emergency arises, may be removed by a majority vote.
      6. The Board of Directors may establish any additional procedures and may amend any of the provisions of this Article concerning the interim management of the affairs of the Company

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            in an emergency if it considers it to be in the best interests of the Company to do so, except that it may not change Sections C or D(5) of this Article in any manner which excludes from participation any person who was a Director in office at the time an emergency arises.
      7. To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Company during an emergency in a manner which is consistent with the Certificate of Incorporation and By-laws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Emergency By-law is intended to and hereby empowers the Board of Directors with the maximum authority possible under the New York State Defense Emergency Act, and all other applicable law, to conduct the interim management of the affairs of the Company in an emergency in what it considers to be in the best interests of the Company.
      E. If an obvious defense emergency exists because of an enemy attack and, if by reason of the emergency, the Defense Council of New York is itself unable to order the effectiveness of emergency by-laws as contemplated by Section A of this Article, then:
      1. A quorum of the Board of Directors pursuant to Article II of these By-laws may order the effectiveness of this Emergency By-law or
      2. If a quorum of the Board of Directors pursuant to Article II of these By-laws is not present at the first Board of Directors meeting called, in the manner provided in Section D(l) of this Article, after an emergency arises, then the provisions of this Emergency By-law shall automatically become effective and shall remain in effect until it is practical for a normally constituted Board of Directors to resume management of the business of the Company.

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